Exhibit 10.10
2023 10-K
SEPARATION AND RELEASE AGREEMENT
This SEPARATION AND RELEASE AGREEMENT (this "Agreement") dated June 21, 2023, is made and entered into by and between Harte Hanks, Inc. (the "Company"), and Brian Linscott (the "Former Executive").
WHEREAS, the Company and the Former Executive previously entered into an Employment Agreement dated June 22, 2021 (the "Employment Agreement");
WHEREAS, the Former Executive's employment with the Company has terminated effective as of 11:59 pm EST on June 16, 2023 (the "Termination Date"), and the Former Executive is eligible for payments and benefits pursuant to the Employment Agreement, subject to certain terms and conditions set forth in the Employment Agreement; and
WHEREAS, pursuant to the Employment Agreement, it is a condition precedent to the Company's obligations to pay or provide certain of the severance benefits under the Employment Agreement that Former Executive executes, delivers and does not revoke, this Agreement.
NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Employment Agreement, the sufficiency and receipt of which is hereby acknowledged, the Former Executive agrees as follows:
1.The Severance Package. In exchange for the Former Executive's agreements as set forth herein, the Company will provide the Former Executive with the following (collectively, the "Severance Package"):
(a)The Company will provide Former Executive with a "Separation Payment" in the gross amount of $675,000, less withholdings and deductions required by law. The Separation Payment will be paid in equal installments via the Company's regular payroll for a period of eighteen (18) months following the Termination Date. The first payment will be made on the sixtieth (60th) day following the Termination Date (the "First Payment Date") and will include the amount of the Separation Payment that would have been due and payable from the Termination Date through the First Payment Date.
(b)Former Executive's participation in the Company's group health plan as an active employee will cease on June 30, 2023. If Former Executive elects to continue Former Executive's group health coverage through COBRA, and properly completes and submits the necessary election forms, the Company will pay, on Former Executive's behalf, the employer-portion of Former Executive's monthly COBRA premiums for the lesser of (i) a period of twelve (12) months following the Termination Date, and (ii) the date Former Executive becomes eligible for healthcare coverage under another employer's plans.
(c)43,334 time-based restricted stock units, which are unvested as of the Termination Date, will become vested and will be settled at the time(s) set forth in the applicable award agreement(s), and will otherwise continue to be subject to the terms of the applicable award agreement and the applicable equity plan.
(d)18,000 performance-based restricted stock units (the "PSUs") will remain eligible to vest during the 90-day period immediately following the Termination Date (the "Extended Period"), to the extent the Company's common stock has been maintained at or above $11.00 for a consecutive 90-day period that ends at any time during the Extended Period, and will otherwise continue to be subject to the terms of the applicable award agreement and applicable equity plan; if the PSUs do not vest during the Extended Period, the PSUs will be cancelled for no consideration on the last day of the Extended Period. All other performance-based restricted stock units held by the Former Executive as of the Termination Date will be cancelled for no consideration as of the Termination Date.
Regardless of whether Former Executive executes this Agreement, he will be entitled to receive the Accrued Amounts (as defined in the Employment Agreement); provided, that Executive acknowledges that no Earned Annual Bonus remains payable as of the Termination Date.
2.General Release and Waiver of Claims.
(a) In consideration of the Severance Package to be provided to Former Executive by the Company as set forth herein, Former Executive hereby releases and forever discharges and holds the Company, each

Exhibit 10.10
2023 10-K
subsidiary of the Company, each affiliate of the Company and each officer, director, employee, partner (general and limited), equity holder, member, manager, agent, subsidiary, affiliate, successor and assign and insurer of any of the foregoing (collectively, the "Releasees") harmless from all claims or suits, of any nature whatsoever (whether known or unknown), being directly or indirectly related to Former Executive's employment or service with the Company or the termination thereof, including, but not limited to, any claims for notice, pay in lieu of notice, wrongful dismissal, discrimination, harassment, severance pay, bonus, incentive compensation, equity compensation, and all other claims relating to Former Executive's employment or service with the Company or the termination thereof.
(b)This release includes, but is not limited to, contract and tort claims arising out of any legal restriction on the Company's right to terminate its employees and claims or rights under federal, state, and local laws prohibiting employment discrimination, including by not limited to, claims or rights under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991; the Equal Pay Act, the Age Discrimination in Employment Act of 1967 ("ADEA''), including the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act, and any other federal, state, or local law (statutory or decisional), regulation or ordinance (if and to the extent applicable and as the same may be amended from time to time), or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Releasees; or any claim for wrongful discharge, breach of contract, negligence, infliction of emotional distress, defamation or any claim for costs, fees, or other expenses (including attorney's fees incurred in these matters), which arose through the date Former Executive executes this Agreement.
(c)Former Executive acknowledges that the consideration given for this Agreement (the Severance Package) is in addition to anything of value to which Former Executive was already entitled.
(d)Former Executive acknowledges that because this Agreement contains a general release of all claims, including under the ADEA, and is an important legal document, he has been advised to consult with legal counsel of his own choosing. Former Executive may take up to twenty-one (21) days following the Termination Date to decide whether to execute this Agreement, and he may revoke his signature on this Agreement by delivering or mailing (including via email) a signed notice of revocation to the Company at its corporate offices (Attn: Bob Wyman) within seven (7) days after executing this Agreement.
(e)Notwithstanding the foregoing, this Agreement does not release (i) claims which cannot be lawfully released, and (ii) any rights the Former Executive has to indemnification under any Company plan, policy, insurance coverage or by-law, or pursuant to applicable law. Further, the release contained herein does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company (A) to Former Executive and his eligible, participating dependents or beneficiaries with respect to any vested benefits under any existing group welfare (excluding severance) or retirement plan of the Company in which Former Executive is a participant, or (B) with respect to the Severance Package.
(f)Former Executive acknowledges that there is a risk that after signing this Agreement he may discover losses or claims that are released under this Agreement , but that are presently unknown to him. Former Executive assumes this risk and understands that this Agreement shall apply to any such losses and claims. Former Executive understands that this Agreement includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released herein. Former Executive acknowledges that by accepting the Severance Package, he assumes and waives the risks that the facts and the law may be other than as he believes.
3.Nothing in this Agreement shall be construed to affect the independent right and responsibility of the Equal Employment Opportunity Commission ("EEOC") or any other government agency to enforce the law; provided, however, Former Executive is barred from receiving any monetary damages in connection with any EEOC or other government agency proceeding concerning matters covered by this Agreement to the fullest extent permitted by law.
4.This Agreement shall not be construed as an admission by any of the Releasees or the Former Executive of any violation of any federal, state or local law.

Exhibit 10.10
2023 10-K
5.Resignations. As of the Termination Date, Former Executive will be deemed to have resigned from all board of director seats and other positions held with the Company and any of its affiliates without any further action on the part of the Company or Former Executive; provided that Former Executive will execute any additional documents the Company determines may be necessary to effectuate such resignations.
6.Cooperation. For a reasonable period following the Termination Date, Former Executive agrees to provide assistance to the Company and any of the other Releasees by making himself available by telephone and/or email at reasonable times (but without unreasonably impairing any other employment or consulting obligations Former Executive may have) to provide information to, and to consult with, the Company or any of the other Releasees on matters about which Former Executive has knowledge as a result of Former Executive's relationship with any of them, including but not limited to all matters (formal or informal) in connection with any investigations, litigation (potential or ongoing) and administrative, regulatory or other proceedings which currently exist or which may arise following the signing of this Agreement. Such cooperation will include, but not be limited to, Former Executive's willingness to be interviewed by representatives of the Company and to participate in any such proceedings by deposition or testimony.
7.Conditions to Payment. Former Executive acknowledges that the Company's obligations to pay or continue to provide any portion of the Severance Package is expressly conditioned on his continued compliance with the Non-Solicitation and Non-Compete Agreement and Confidentiality/Non-Disclosure Agreement previously executed by the Former Executive (collectively, the "Restrictive Covenants"), which Restrictive Covenants are incorporated into this Agreement by reference. In addition, the Company's obligations to pay or continue to provide any portion of the Severance Package is expressly conditioned on Former Executive's compliance with Sections 12, 13 and 15 of the Employment Agreement and Section 8 of this Agreement.
8.Non-Disparagement.
(a)Former Executive will not make any statement to any person or induce any third party to make any such statement, whether written or oral, and whether expressed as a fact, opinion or otherwise, that disparages, maligns, defames, libels or slanders the Company or any of its parents, subsidiaries and affiliates, or any of their respective present and former directors, officers, partners, members, agents, representatives, employees, successors and assigns. Notwithstanding the foregoing, Former Executive will not be prohibited from making truthful statements to any government agency, pursuant to lawfully compelled testimony or as otherwise required or protected by applicable law. Further, nothing in this Agreement shall limit or prevent Former Executive from fully exercising his rights as a shareholder of the Company, consistent with other shareholders, including without limitation his right to ask questions or raise issues, request information or engage with management about the strategies and operations of the Company, subject to the Former Executive’s compliance with the Restrictive Covenants noted in Section 7.
9.FORMER EXECUTIVE ACKNOLWEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY; THAT TO THE EXTENT HE HAS DESIRED, HE HAS AVAILED HIMSELF OF THAT RIGHT; THAT HE HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT; AND THAT HE IS KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT.
10. 10. Miscellaneous.
(a)Governing Law. This Agreement and any and all claims arising out of, under pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement's scope, validity, enforcement, interpretation, construction, and effect shall be governed by the laws of the State of New York (without regard to any conflict of law rules which might result in the application of the laws of any other jurisdiction).
(b)Construction. There shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party hereto and against another party hereto. Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.
(c)Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto,

Exhibit 10.10
2023 10-K
together constitute but one agreement. Facsimile and electronic signatures shall be deemed to be the equivalent of manually signed originals.
(d)Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Former Executive, other than by will or the laws of descent or distribution.
(e)Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any arbitrator or court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
(f)Modification; Waiver. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.
(g)Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Former Executive to induce Former Executive to enter into this Agreement other than the express terms set forth herein, and Former Executive is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Agreement.
(h)Section 409A. The parties agree that this Agreement is intended to be administered in accordance with Section 409A of the Internal Revenue Code of 1986 (together with Treasury Regulations and related written guidance from the Internal Revenue Service, "Section 409A"). It is the intention of the parties that the compensation and benefits set forth in this Agreement be exempt from Section 409A as short-term deferrals or payments under the separation pay exemption. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A, and to the extent required, be subject to any applicable six (6) month delay for "specified employees" if required in order to avoid the imposition of any excise tax under Section 409A. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, as may be necessary to fully comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to either party. Notwithstanding the foregoing, nothing contained herein constitutes tax advice or provides any form of tax indemnity, and the Company shall have no obligation to indemnify or bear any responsibility for any adverse tax consequence(s) to the Former Executive in connection with this Agreement.
(i)Surviving Obligations. In addition to the Restrictive Covenants, the provisions of Sections 7, 10 (with respect to the Severance Package), 12, 13, 15, 16, and l 7(g), (j), (l) (m), and (n) of the Employment Agreement shall continue and survive the termination of Former Executive's employment/service with the Company and the termination of the Employment Agreement, effective as of the Termination Date.
[Signature page to follow]

Exhibit 10.10
2023 10-K
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.
Harte Hanks, Inc.
BY: /s/ Lauri Kearnes
Name: Lauri Kearnes
Title:Chief Financial Officer

Accepted and Agreed to:
I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARTILY. I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS RELEASE FOR 21 DAYS FOLLOWING THE TERMINATION DATE AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED. I ALSO UNDERSTAND THAT I MAY REVOKE MY SIGNATURE WITHIN SEVEN (7) DAYS AFTER SIGNING.
BRIAN LINSCOTT
/s/ Brian Linscott                            Date:     6/21/2023

Signature Page to Separation and Release
Agreement